Exhibit 99.1

September 1, 2005

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY!

Dear Stockholder:

Recently, we mailed you proxy material in connection with the Annual Meeting of stockholders of American Science & Engineering, Inc., (“ASEI”) which is scheduled to be held on September 15, 2005.

Your board of directors has unanimously recommended to vote in favor of the director nominees and in favor of the 2005 equity and incentive plan.

Regardless of the number of shares you own, it is important that they are represented and voted at this meeting.  Please vote TODAY – by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

If you have already voted, please accept our thanks.  We appreciate your participation and continued support.  If you have any questions or need assistance in voting your shares, please call our proxy solicitor, D.F. King & Co., Inc. at 800-487-4870.

Very truly yours,

/s/ Anthony R. Fabiano

Anthony R. Fabiano
President and Chief Executive Officer